UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 29, 2005

(Date of earliest event reported): (April 28, 2005)

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02 Election of Directors; Appointment of Principal Officers

On April 28, 2005, the Board of Directors of D&E Communications, Inc. elected James W. Morozzi to the Board of Directors. Mr. Morozzi was also appointed to the position of President of D&E Communications, Inc. Mr. G. William Ruhl, who had served as the Company’s President, will continue as Chairman of the Board of Directors.

Mr. Morozzi’s business experience and a description of the material terms of his employment agreement with D&E Communications was previously described in Item 5.02 of an 8-K filed by D&E Communications on March 16, 2005, which information is incorporated herein by reference.

In its press release, the company announced results of actions taken at its annual meeting of shareholders, which was held on April 28, 2005.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

D&E COMMUNICATIONS, INC.

	By:	/s/ Thomas E. Morell
Date: April 29, 2005		Thomas E. Morell
Senior Vice President,
Chief Financial Officer and Treasurer